                                                          Exhibit 5

            [Letterhead of Cahill Gordon & Reindel]




                             March 8, 2000





Prudential Securities Incorporated
One Seaport Plaza
New York, New York  10292

                         Re:  National Equity Trust,
                              Top Ten Portfolio Series 212
                              ----------------------------

Gentlemen:

          We have acted as special counsel for you as Depositor of the National Equity Trust, Top Ten Portfolio Series 212 (the "Trust"), in connection with the issuance under the Trust In-denture and Agreement, dated April 25, 1995, and related Refer-ence Trust Agreement, dated March 8, 2000 (such Trust Indenture and Agreement and Reference Trust Agreement collectively re-ferred to as the "Indenture"), among you, as Depositor and The Chase Manhattan Bank, as Trustee, of units of fractional undi-vided interest in said Trust (the "Units") comprising the Units of National Equity Trust, Top Ten Portfolio Series 212. In rendering our opinion expressed below, we have relied in part upon the opinions and representations of your officers and upon opinions of counsel to Prudential Securities Incorporated.

          Based upon the foregoing, we advise you that, in our opinion, when the Indenture has been duly executed and deliv-ered on behalf of the Depositor and the Trustee and when the Receipt For Units evidencing the Units has been duly executed and delivered by the Trustee to the Depositor in accordance with the Indenture, the Units will be legally issued, fully paid and nonassessable by the Trust, and will constitute valid and binding obligations of the Trust and the Depositor in ac-cordance with their terms, except that enforceability of cer-tain provisions thereof may be limited by applicable bank-ruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors generally and by general equitable principles.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement (File No. 333-94589) re-lating to the Units referred to above and to the use of our name and to the reference to our firm in said Registration Statement and the related Prospectus. Our consent to such ref-erence does not constitute a consent under Section 7 of the Se-curities Act, as in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under said Section 7 or under the rules and regula-tions of the Commission thereunder.


                                   Very truly yours,

                                   Cahill Gordon & Reindel